Exhibit 10.4

MEMORANDUM OF AGREEMENT	Norwegian Shipbrokers’ Association’s Memorandum of Agreement for sale and purchase of ships. Adopted by BIMCO in 1956. Code-name SALEFORM 2012 Revised 1966, 1983 and 1986/87, 1993 and 2012

Dated: 4th march 2022

JUSTICE CLEAN TRADING INTERNATIONAL INC. of the Marshall Islands, hereinafter called the “Sellers”, have agreed to sell, and

VOLUME JET TRADING INC. of the Marshall Islands, hereinafter called the “Buyers”, have agreed to buy:

Name of vessel: CLEAN JUSTICE

IMO Number:

Classification Society:

Class Notation:

Year of Build: 2011    Builder/Yard:

Flag:     Place of Registration:     GT/NT:

hereinafter called the “Vessel”, on the following terms and conditions:

Definitions

“Banking Days” are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 (Documentation) [and     (add additional jurisdictions as appropriate)].

“Buyers’ Nominated Flag State” means Marshall Islands (state flag state).

“Class” means the class notation referred to above.

“Classification Society” means the Society referred to above.

“Deposit” shall have the meaning given in Clause 2 (Deposit)

“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement.

“In writing” or “Written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, e-mail or telefax.

“Parties” means the Sellers and the Buyers.

“Purchase Price” means the price for the vessel as stated in Clause 1 (Purchase Price).

“Sellers’ Account” means (state details of bank account) at the Sellers’ Bank.

“Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.

1.	Purchase Price

The Purchase price is USD 18,5 M cash

2.	~~Deposit~~

~~As security for the correctfulfilment of this Agreement the Buyers shall lodge a deposit of % (per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the “Deposit”) in an interest bearing in sellers nominated bank account within three (3) three (3) five (5) Banking Days after the date that:~~

(i) ~~this Agreement has been signed by the Parties and exchanged in original or by e-mail or telefax; and~~

~~(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been opened.~~

~~The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any, shall be credited to the Buyers Sellers. Any fee charged for holding and releasing the Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open and maintain the count without delay~~.

3.	Payment

On delivery of the Vessel, but not later than ~~three (3)~~ one (1) Banking Days after the date that Notice of Readiness has been given in accordance with Clause 5 (Time and place of delivery and notices):

(i) ~~the Deposit shall be released to the Sellers; and~~

(ii) the ~~balance of the~~ full Purchase Price and all other sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank charges to the Sellers’ Account.

4.	Inspection

The Buyers have the option to inspect the vessel.

~~(a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also Inspected the Vessel at/in (state place) on (state date) and have accepted the vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~

~~The Buyers shall have the option to carry out superficial Inspection of the Vessel without opening up and without-interference to Vessel schedule and to normal operation, prior to delivery of the Vessel Should the Buyers choose to exercise such option then the Buyers shall arrange at their own risk and expense an inspection in the presence of a Class Surveyor (the Class Surveyor only to act as a arbitrator in the event of a dispute between Buyers and Sellers).~~

~~If any damage is found to the Vessel which affects her class but does not require immediate repair and the Classification Society approves the Vessel to continue trading with these recommendations, the Sellers shall compensate to the Buyers-all expenses to repair such damage to get class approval by deducting from the total amount to be paid by the Buyers to the Sellers in lieu of the Sellers repairing-such damage base on an amount-quoted by a first class repairer mutually agreed between the Sellers and the Buyers (such costs to exclude gassing up and gas-freeing) and the Buyers are to take delivery of the vessel as she is with such recommendations. If the Classification Surveyor requires such damage to be repaired, then the Sellers shall repair such damage at the expense to the satisfaction of the Classification surveyor prior to delivery. In-such event the Sellers are to pay also for the cost of the Inspector and Classification Society’s attendance.~~

~~(b)* The Buyers shall have the right to inspect the Vessel’s classification records and declare whether same are accepted or not within (state date/period).~~

~~The Sellers shall make the vessel available for inspection at/in (state place/range) within (state date/period).~~

~~The Buyers shall-undertake the inspection without undue delay to the Vessel Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred:~~

~~The Buyers shall inspect the vessel without opening up and without cost to the Sellers.~~

~~During the inspection, the Vessel’s deck and engine log books shall be made available for examination by the Buyers.~~

~~The sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy-two 72 hours after completion of such inspection or after the date/last day of the period stated in [Line 59], whichever is earlier.~~

~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of the vessel’s classification records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4(a) to apply.

5.	Time and place of delivery and notices

(a) The Vessel shall be delivered and taken over safely afloat at a safe ~~and accessible~~ berth or anchorage ~~at/~~in WW in the Sellers’ option.

Notice of Readiness shall not be tendered before: 21th march 2022 in Sellers’ option

Cancelling Date (see Clauses 5(c), 6 (a)(i), 6(a)(iii) and 14): 31th may 2022 in Buyers’ option

(b) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall provide the Buyers with ~~twenty (20), fifteen (15),~~ ten (10), seven (7), five (5) and three (3) days’ approximate notice and ~~two (2),~~ one (1) days notice of the expected time ~~date the Sellers intend to tender Notice of Readiness and of the intended place~~ of delivery.

When the Vessel is at the place of delivery and physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

(c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and proposing a new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. If the Buyers have not declared their option within one (1) ~~three (3)~~ Banking Days of receipt of the Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification shall be deemed to be the new Cancelling Date and shall be substituted for the Cancelling Date stipulated in line 79.

If this Agreement is maintained with the new Cancelling Date all other terms and conditions hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full force and effect.

~~(d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’ Default) for the Vessel not being ready by the original Cancelling Date.~~

(e) Should the Vessel become an actual, constructive or compromised total loss before delivery the Deposit together with interest earned, if any, shall be released immediately to the Buyers whereafter this Agreement shall be null and void.

6.	Drydocking/Divers Inspection

(a)*

(i)

The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement. The Sellers shall at their cost and expense make the Vessel available for such inspection. This inspection shall be carried out without undue delay and in the presence of a Classification Society Surveyor arranged for by the Sellers and paid for by the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer only without interfering with the work or decisions of the Classification Society surveyor. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at their cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in which event the Cancelling Date shall be extended by the additional time required for such positioning and the subsequent re-positioning. The Sellers may not tender Notice of Readiness prior to completion of the underwater inspection.

(ii)

If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society’s rules (2) such defects shall be made good by the Sellers at their cost and expense to the satisfaction of the Classification Society without condition/recommendation** and (3) the Sellers shall pay for the underwater inspection and the Classification Society’s attendance.

Notwithstanding anything to the contrary in this Agreement, if the Classification Society do not require the aforementioned defects to be rectified before the next class drydocking survey, the Sellers shall be entitled to deliver the vessel with these defects against a deduction from the Purchase Price of the estimated direct cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classification Society, whereafter the Buyers shall have no further rights whatsoever in respect of the defects and/or repairs. The estimated direct cost (always excluding gas free and gassing up cost) of the repairs shall be the average of quotes for the repair work obtained from two reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) Banking Days from the imposition of the condition/recommendation, unless the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within the stipulated time then the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair costs. The Sellers may not tender Notice of Readiness prior to such estimate having been established.

(iii)

If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry-docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose of this Clause, become the new port of delivery. In such event the Cancelling Date shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of twenty five (25) ~~fourteen (14)~~ days.

~~(b)* The Sellers shall place the vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society’s rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessels class, such defects shall be made good at the Sellers’ cost and expense to the satisfaction of the Classification Society without condition recommendation* in such event the Sellers are also to pay for the costs and expenses in connection with putting the Vessel in and taking her out of drydock including the drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft system are condemned or found defectiveor broken so as 40-affect the Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs and expenses, dues and fees~~

~~(c) if the vessel is drydocked pursuant to Clause 6(a) (ii) or 6(b) above~~

~~(i)~~

~~the Classification Society may require-survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. if such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society’s rules for tailshaft survey and consistent with the current stage of the vessels survey cycle The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the Inspection by the Classification Society The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective to as to affect the vessel’s class, these parts shall be renewed or made good at the Sellers’ expense to the satisfaction of the Classification Society, without condition/recommendation**.~~

~~(ii)~~

~~The costs and expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out or if parts of the system are condemned or found defective or broken so as to effect the Vessel’s class, in which case the Sellers shall pay these costs and expenses.~~

~~(iii)~~	~~The Buyers’ representatives(s) shall have the right to be present in the drydock, as observers only without interfering with the work or decisions of the Classification Society surveyor:~~

~~(iv)~~

~~The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk, cost and expense without interfering with the Sellers’ or the Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely delivery. If, however, the Buyers’ work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and expense. In the event that the Buyers’ workrequires such additional time, the Sellers may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and, notwithstanding Clause~~ 5(a)~~, the Buyers shall be obliged to take delivery in accordance with~~ Clause 3 ~~(Payment), whether the Vessel is in drydock or not.~~

*6 a) and 6 b) are alternatives, delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.

**Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account

7.	Spares, bunkers and other items

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, ~~and~~ on shore and on order. All spare parts ~~as per class requirement~~ and spare equipment including spare tail-end shaft(s) and/or pare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers’ property, ~~but spares on order are excluded~~. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blades(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

Library and forms exclusively for use in the Sellers’ vessel(s) and captains’s, officers’ and crew’s personal belongings including the slop chest are excluded from the sale without compensation, as well as the following additional items: (include list)

Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale without compensation: (include list)

~~Items on board at the time of inspection which are on hire or owned by third parties, not listed above, shall be replaced by the Sellers prior to delivery at their cost and expense.~~

~~The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and pay for either:~~

~~(a)~~	~~*the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or~~

~~(b)~~	~~*the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel or, if unavailable, at the nearest bunkering port,~~

~~for the quantities taken over.~~

Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price

“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions alternative (a) shall apply

8.	Documentation

The place of closing: to be mutually agreed

In exchange of payment and delivery of the Vessel, the Buyers and the Sellers are to provide each other with their respective delivery documentation, Buyers and Sellers shall mutually advise their requirements and the same to be incorporated as an Addendum to this Agreement, Signing of such Addendum shall by no means delay signature of this Agreement by both parties.

~~(a)~~	~~In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following delivery documents:~~

~~(i)~~

~~Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag Stage, transferring title of the Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any debts whatsoever, duly notarially attested and legalised or apostilled, as required by the Buyers’ Nominated Flag State;~~

~~(ii)~~	~~Evidence that all necessary corporate, shareholder and other action has been taken by the series to authorize the execution, delivery and performance of this Agreement;~~

~~(iii)~~

~~Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate);~~

~~(iv)~~

~~Certificate or Transcript of Registry issued by the competent authorities of the flag state on the date of delivery evidencing the sellers’ ownership of the Vessel and that the Vessel is free from registered encumbracnes and mortgages, to be faxed or e-mailed by such authority to the closing meeting with the original to be sent to the Buyers as soon as possible after delivery of the Vessel.~~

~~(v)~~

~~Declaration of Class or (depending on the Classification Society) a Class Maintenance Certificate issued within three (3) Banking Days prior to delivery confirming that the Vessel is in Class free of condition/recommendation.~~

~~(vi)~~

~~Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and provide a certificate or other official evidence of deletion to the Buyers promptly and latest within four (4) weeks after the Purchase Price has been paid and the Vessel has been deliverd.~~

~~(vii)~~

~~A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry does not as a matter of practice issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this certificate promptly upon it being issued together with evidence of submission by the Sellers of a duly executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel’s registry.~~

~~(viii)~~	~~Commercial Invoice for the Vessel;~~

~~(ix)~~	~~Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;~~

~~(x)~~	~~A copy of the Sellers’ letter to their satellite communication provider cancelling the Vessel’s communications contract which is to be sent immediately after delivery of the Vessel;~~

~~(xi)~~

~~Any such additional documents as may reasonably be required by the competent authorities of the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the sellers of any such documents as soon as possible after the date of this Agreement; and~~

~~(xii)~~	~~The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not black listed by any nation or international organization.~~

~~(b) At the time of delivery the Buyers shall provide the Seller with:~~

~~(i)~~	~~Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to authorise the execution, delivery and performance of this Agreement; and~~

~~(ii)~~

~~Power of Attorney of the Buyers appointing one or more representative to act on behalf of the Buyers in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate).~~

(c) If any of the documents listed in ~~Sub clauses (a) and (b)~~ the Addendum as Above are not in the English language they shall be accompanied by an English translation by an authorised translator or certified a lawyer qualified to practice in the country of the translated language.

(d) The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in ~~Sub clause (a) and Sub clause (b)~~ the Addendum as above for review and comment by the other party not later than (state number of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement.

(e) Concurrent with the exchange of documents in ~~Sub clauses (a) and (b)~~ the Addendum as above, the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other certificate which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies.

(f) Other technical documentation which may be in the Sellers’ possession shall promptly after delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take copies of same.

(g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

9.	Encumbrances

The Sellers warrant that the Vessel, at the time of delivery, is free from, encumbrances, mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

10.	Taxes, fees and expenses

Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ register shall be for the Sellers’ account.

11.	Condition on delivery

The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over, otherwise in the same condition as she was at the time of inspection, fair wear and tear excepted.

However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained without condition/recommendation*, ~~free of average damage affecting the Vessel’s class, and with her classification certificates and national certificates, as well as all other certificates the vessel had at the time of inspection, valid without condition/recommendation* by the Classification Society or the relevant authorities at the time of delivery.~~

“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

*	Notes and memoranda, if any in the surveyor’s report which are accepted by the Classification Society without condition /recommendation are not to be taken into account.

12.	Name/markings

Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.	Buyers’ default

Should the Purchase Price not be paid in accordance with Clause 3(Payment), the Sellers have the right to cancel this Agreement, in which case the Deposit together with interest earned, if any shall be released to the Sellers If the Deposit does not cover their loss the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.	Sellers’ default

Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this Agreement. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again by the Cancelling Date and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the Deposit together with interest earned, If any, shall be released to them immediately.

Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their proven loss and for all proven expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.

15.	Buyers’ representatives

After this Agreement has been signed by the Parties and the Deposit has been lodged the Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and Expense for a maximum of ten (10) ~~14~~ days and will pay USD 25 each for every day onboard.

These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of Indemnity prior to their embarkation.

16.	Law and Arbitration

(a) *This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both Parties as if the sole arbitrator had been appointed by agreement.

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

~~(b) *This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the substantive law (not including the choice of law rules) of the State of New York and any dispute arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen, their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

I~~n cases where neither the claim nor any counterclaim exceeds the sum of US$ 100,000 the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc.~~

~~(c)* This Agreement shall be governed by and construed in accordance with the laws of (state place) and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at (state place), subject to the procedures applicable there.~~

*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16(a) shall apply.

17.	Notices

All notices to be provided under this Agreement shall be in writing via broking channels

Contact details for recipients of notices are as follows

For the Buyers:

For the Sellers:

18.	Entire Agreement

The written terms of this Agreement comprise the entire agreement between the Buyers and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or written between the Parties in relation thereto.

Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

Any terms implied into this Agreement by any applicable statue or law are hereby excluded to the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.

19.	Buyers have the option to buy the owning co of the vessel to preserve oil major acceptances, to be advised latest 10 days prior to the expected delivery of the vessel

Its sellers option to give a 10 pct credit on price to buyers payable up to 60 days after delivery

MEMORANDUM OF AGREEMENT	Norwegian Shipbrokers’ Association’s Memorandum of Agreement for sale and purchase of ships. Adopted by BIMCO in 1956 Code-name SALEFORM 2012 Revised 1966, 1983 and 1986/87, 1993 and 2012

Dated 4th march 2022

GAS OIL INTERCONTINENTAL SHIPPING AND TRADING INC. of the Marshall Islands, hereinafter called the “Sellers”, have agreed to sell, and

NIRVANA PRODUCT TRADING INC. of the Marshall Islands hereinafter called the “Buyers”, have agreed to buy:

Name of vessel: CLEAN NIRVANA

IMO Number:

Classification Society:

Class Notation:

Year of Build: 2008 Builder/Yard:  SLS

Flag:     Place of Registration:    GT/NT:

hereinafter called the “Vessel”, on the following terms and conditions:

Definitions

“Banking Days” are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 (Documentation) [and (add additional jurisdictions as appropriate)].

“Buyers’ Nominated Flag State” means Marshall Islands (state flag state).

“Class” means the class notation referred to above.

“Classification Society” means the Society referred to above.

“Deposit” shall have the meaning given in Clause 2(Deposit)

“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement.

“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa a registered letter, e-mail or telefax.

“Parties” means the Sellers and the Buyers

“Purchase Price” means the price for the Vessel as stated in Clause 1(Purchase Price).

“Sellers’ Account” means (state details of bank account) at the Sellers’ Bank

“Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.

1.	Purchase Price

The Purchase Price is USD 12,5 M cash

2.	~~Deposit~~

~~As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of % (per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the “Deposit”) in an interest bearing in sellers nominated bank account within three (3) three (3) five (5) Banking Days after the date that:~~

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(i) ~~this Agreement has been signed by the Parties and exchanged in original or by e-mail or telefax; and~~

(~~ii) the Deposit Holder has confirmed in writing to the Parties that the account has been opened.~~

~~The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any, shall be credited to the Buyers Sellers. Any fee charged for holding and releasing the Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open and maintain the account without delay.~~

3.	Payment

On delivery of the Vessel, but not later than ~~three (3)~~ one (1) Banking Days after the date that Notice of Readiness has been given in accordance with Clause 5 (Time and place of delivery and notices):

(i) ~~the Deposit shall be released to the Sellers; and~~

(ii) the ~~balance of the~~ full Purchase Price and all other sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank charges to the Sellers’ Account.

4.	Inspection

The Buyers have the option to inspect the vessel.

~~(a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also inspected the Vessel at/in (state place) on (state date) and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~

~~The Buyers shall have the option to carry out superficial inspection of the Vessel, without opening up and without interference to Vessel schedule and to normal operation, prior to delivery of the Vessel. Should the Buyers choose to exercise such option then the Buyers shall arrange, at their own risk and expense, an inspection in the presence of a Class surveyor (the Class surveyor is only to act as a arbitrator in the event of a dispute between Buyers and Sellers).~~

~~If any damage is found to the Vessel which affects her class but does not require immediate repair and the Classification Society approves the Vessel to continue trading with these recommendations, the Sellers shall compensate to the Buyers all expenses to repair such damage to get class approval by deducting from the total amount to be paid by the Buyers to the Sellers in lieu of the Sellers repairing such damage base on an amount quoted by a first class repairer mutually agreed between the Sellers and the Buyers (such costs to exclude gassing up and gas freeing) and the Buyers are to take delivery of the Vessel as she is with such recommendations. If the Classification surveyor requires such damage to be repaired, then the Sellers shall repair such damage at their expense to the satisfaction of the Classification surveyor prior to delivery. In such event the Sellers are to pay also for the cost of the Inspector and Classification Society’s attendance.~~

~~(b)* The Buyers shall have the right to inspect the Vessel’s classification records and declare whether same are accepted or not within (state date/period).~~

~~The Sellers shall make the Vessel available for inspection at/in (state place/range) within (state date/period).~~

~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~

~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~

~~During the inspection, the Vessel’s deck and engine log books shall be made available for examination by the Buyers.~~

~~The sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy two (72) hours after completion of such inspection or after the date/last day of the period stated in [Line 59], whichever is earlier.~~

~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of the Vessel’s classification records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

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*4 (a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4 (a) to apply.

5.	Time and place of delivery and notices

(a) The Vessel shall be delivered and taken over safely afloat at a safe ~~and accessible~~ berth or anchorage ~~at/~~in WW in the Sellers’ option.

Notice of Readiness shall not be tendered before: 11th march 2022 in Sellers’ option

Cancelling Date (see Clauses 5(c), 6(a)(i), 6 (a) (iii) and 14): 31st may 2022 in Buyers’ option

(b) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall provide the Buyers with ~~twenty (20), fifteen (15), ten (10),~~ seven (7), five (5) and three (3) days’ approximate notice and ~~two (2),~~ one (1) days notice of the expected time ~~date the Sellers intend to tender Notice of Readiness and of the intended place~~ of delivery.

When the Vessel is at the place of delivery and physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

(c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and proposing a new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. If the Buyers have not declared their option within one (1) ~~three (3)~~ Banking Days of receipt of the Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification shall be deemed to be the new Cancelling Date and shall be substituted for the Cancelling Date stipulated in line 79.

If this Agreement is maintained with the new Cancelling Date all other terms and conditions hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full force and effect.

~~(d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14(Sellers’ Default) for the Vessel not being ready by the original Cancelling Date.~~

(e) Should the Vessel become an actual, constructive or compromised total loss before delivery the Deposit together with interest earned, if any, shall be released immediately to the Buyers whereafter this Agreement shall be null and void.

6.	Drydocking/Divers Inspection

(a)*

(i)

The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement. The Sellers shall at their cost and expense make the Vessel available for such inspection. This inspection shall be carried out without undue delay and in the presence of a Classification Society surveyor arranged for by the Sellers and paid for by the Buyer. The Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer only without interfering with the work or decisions of the Classification Society surveyor. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at their cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in which event the Cancelling Date shall be extended by the additional time required for such positioning and the subsequent re-positioning. The Sellers may not tender Notice of Readiness prior to completion of the underwater inspection.

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(ii)

If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line the extent of the inspection being in accordance with the Classification Society’s rules (2) such defects shall be made good by the Sellers at their cost and expense to the satisfaction of the Classification Society without condition/recommendation** and (3) the

Sellers shall pay for the underwater inspection and the Classification Society’s attendance

Notwithstanding anything to the contrary in this Agreement, if the Classification Society do not require the aforementioned defects to be rectified before the next class drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects against a deduction from the Purchase Price of the estimated direct cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classification Society, whereafter the Buyers shall have no further rights whatsoever in respect of the defects and/or repairs. The estimated direct cost (always excluding gas free and gassing up cost) of the repairs shall be the average of quotes for the repair work obtained from two reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) Banking Days from the imposition of the condition/recommendation, unless the Parties agree otherwise Should either of the Parties fail to obtain such a quote within the stipulated time then the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair costs. The Sellers may not tender Notice of Readiness prior to such estimate having been established.

(iii)

If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry-docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose of this Clause, become the new port of delivery. In such event the Cancelling Date shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of’ twenty five (25) ~~fourteen (14)~~ days.

~~(b) *The Seller shall place the Vessel in drydock at-the port of delivery for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society’s rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the Sellers cost and expense to the satisfaction of the Classification Society without condition/recommendation*. In such event the Sellers are also to pay for the costs and expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft system are condemned or found defective or broken so as to affect the Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs and expenses, dues and fees~~

~~(c) If the Vessel is drydocked pursuant to Clause~~ 6 (a) (ii) ~~or~~ 6 (b) ~~above~~

~~(i)~~

~~the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey begin in accordance with the Classification Society’s rules for tailshaft survey and consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel’s class, those parts shall be renewed or made good at the Sellers’ expense to the satisfaction of the Classification Society without condition/recommendation**~~

~~(ii)~~

~~The costs and expenses relating to the survey of the tailshaft system shall be born by the Buyers unless the Classification Society requires such survey to be carried out or if parts of the system are condemned or found defective or broken so as to effect the Vessel’s class, in which case the Sellers shall pay these costs and expenses.~~

~~(iii)~~	~~The Buyers’ representative(s) shall have the right to be present in the drydock, as observers only without interfering with the work or decisions of the Classification Society surveyor.~~

~~(iv)~~

~~The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk, cost and expense without interfering with the Sellers’ or the Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely delivery. If, however, the Buyers’ work in drydock is still in progress when the Seller have completed the work which the Seller are required to do, the additional docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and expense. In the event that the Buyers’ workrequired such additional time, the Sellers may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst the Vassel is still in drydock and, notwithstanding Clause~~ 5(a)~~, the Buyers shall be obliged to take delivery in accordance with~~ Clause 3 ~~(payment), whether the Vessal is in drydock or not.~~

*6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.

**Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account

7.	Spares, bunkers and other items

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, and on shore and on order All spare parts ~~as per class requirement~~ and spare equipment including spare tail-end shaft(s) and/or pare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers’ property, ~~but-spares on order-are excluded~~. Forwarding charges, if any, shall be for the Buyers’ account The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment

Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s personal belongings including the slop chest are excluded from the sale without compensation, as well as the following additional items: (include list)

Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale without compensation: (include list)

~~Items on board at the time of inspection which are on hire or owned by third parties, not listed above, shall be replaced by the Seller prior to delivery at their cost and expense.~~

~~The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and pay for either;~~

~~(a) *the actual net price (excluding barging expenses) as evidenced by invoices or vochers; or~~

~~(b) *the current net market price-(excluding-barging-expenses)-at-the port and date of-detivery of the Vessel or, if unavailable at the-nearest bunkering port.~~

~~for the quantities taken over,~~

payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.

“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

‘(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions alternative (a) shall apply.

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8.	Documentation

The place of closing: to be mutually agreed

In exchange of payment and delivery of the Vessel, the Buyers and the Sellers are to provide each other with their respective delivery documentation. Buyers and Sellers shall mutually advise their requirements and the same to be incorporated as an Addendum to this Agreement. Signing of such Addendum shall by no means delay signature of this Agreement by both parties.

~~(a) In exchange for-payment of the Purchase Price the Sellers shall provide the-Buyers with the following delivery documents:~~

~~(i)~~

~~Legal Bill(s) of Sale in a form recordable in the Buyer’s Nominated Flag State, transferring title of the Vessel is free from all mortgages, encumbrances and maritime liens or any other debts whatsoever, duly notarially attested and legalised or apostilled, as required by the Buyer’s Nominated Flag State;~~

~~(ii)~~	~~Evidence that all necessary corporate, shareholder and other action has been taken by the Sellers to authorise the execution, delivery and performance of this Agreement;~~

~~(iii)~~

~~Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate);~~

~~(iv)~~

~~Certificate or Transcript of Registry issued by the competent authorities of the flag state on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by such authority to the closing meeting with the original to be sent to the Buyers as soon as possible after delivery of the Vessel.~~

~~(v)~~

~~Declaration of Class or (depending on the Classification Society) a Class Maintenance Certificate issued within three (3) Banking days prior to delivery confirming that the Vessel is in Class free of condition/recommendation.~~

~~(vi)~~

~~Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and provide a certificate or other official evidence of deletion to the buyers promptly and latest within four (4) weeks after the Purchase Price has been paid and the Vessel has been delivered.~~

~~(vii)~~

~~A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry does not as a matter of practice issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this certificate promptly upon it being issued together with evidence of submission by the Seller of a duly executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel’s registry.~~

~~(viii)~~	~~Commercial invoice for the Vessel;~~

~~(ix)~~	~~Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases:~~

~~(x)~~	~~A copy of the Sellers’ letter to their satellite communication provider cancelling the Vessel’s communication contract which is to be sent immediately after delivery of the Vessel:~~

~~(xi)~~

~~Any such additional documents as may reasonably be required by the competent authorities of the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement, and~~

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~~(xii)~~	~~The Sellers letter of confirmation that to the best of their Knowledge, the Vessel is not black listed by any nation on international organisation.~~

~~(b) At the time of delivery the Buyers shall provide the Sellers with:~~

~~(i)~~	~~Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to authorise the execution, delivery and performance of this Agreement; and~~

~~(ii)~~

~~Power of Attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate).~~

(c) If any of the documents listed in ~~Sub-clauses (a) and (b)~~ the Addendum as above are not in the English language they shall be accompanied by an English translation by an authorised translator or certified by a lawyer qualified to practice in the country of the translated language.

(d) The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in ~~Sub-clause (a) and Sub clause (b)~~ the Addendum as above for review and comment by the other party not later than (state number of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement.

(e) Concurrent with the exchange of documents in ~~Sub-clauses (a) and (b)~~ the Addendum as above, the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies.

(f) Other technical documentation which may be in the Sellers’ possession shall promptly after delivery be forwarded to the Buyers at their expense, if they so request The Sellers may keep the Vessel’s log books but the Buyers to have the right to take copies of same.

(g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

9.	Encumbrances

The Sellers warrant that the Vessel, at the time of delivery, is free from, encumbrances mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

10.	Taxes, fees and expenses

Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ register shall be for the Sellers’ account.

11.	Condition on delivery

The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over, otherwise in the same condition as she was at the time of inspection, fair wear and tear excepted.

However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained without condition/recommendation*, ~~free of average damage affecting the Vessel’s class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of inspection valid without condition/recommendation* by the classification Society or the relevant authorities at the time of-delivery.~~

“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) (Inspections), if applicable If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

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*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

12.	Name/markings

Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.	Buyers’ default

Should the Purchase Price not be paid in accordance with Clause 3(Payment), the Sellers have the right to cancel this Agreement, in which case the Deposit together with interest earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

14.	Sellers’ default

Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this Agreement. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again by the Cancelling Date and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement the Deposit together with interest earned, if any, shall be released to them immediately.

Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their proven loss and for all proven expenses together with interest if their failure is due to prove negligence and whether or not the Buyers cancel this Agreement.

15.	Buyers’ representatives

After this Agreement has been signed by the Parties and the Deposit has been lodged, the Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and Expense for a maximum of ten (10) ~~14~~ days and will pay USD 25 each for every day onboard.

These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers and the Buyers’ representatives shall sign the Sellers’ P&l Club’s standard letter of indemnity prior to their embarkation.

16.	Law and Arbitration

(a) *This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both Parties as if the sole arbitrator had been appointed by agreement.

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In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

~~(b) *This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the substantive law (not including the choice of law rules) of the State of New York and any dispute arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of US$ 100,000 the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc.~~

~~(c)* This Agreement shall be governed by and construed in accordance with the laws of (state place) and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at (state place), subject to the procedures applicable there.~~

*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16(a) shall apply.

17.	Notices

All notices to be provided under this Agreement shall be in writing via broking channels.

Contact details for recipients of notices are as follows:

For the Buyers:

For the Sellers:

18.	Entire Agreement

The written terms of this Agreement comprise the entire agreement between the Buyers and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or written between the Parties in relation thereto.

Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

Any terms implied into this Agreement by any applicable statue or law are hereby excluded to the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.

19.	Buyers have the option to buy the owning co of the vessel to preserve oil major acceptances, to be advised latest 10 days prior to the expected delivery of the vessel

Its sellers option to give a 10 pct credit on price to buyers payable up to 60 days after delivery

For and on behalf of the Sellers		For and on behalf of the Buyers

Name:	Maria-Rafaila velentza	Name:	Lonstantinas Spathoulas
Title:	Sole Director/President/Secretary/ Treasures	Title:	Sole Director/President/Secretary/ Treasures

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